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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 or our reports dated December 17, 1998; relating to the combined financial statements of ZD, the combined financial statements of ZD Publishing and the combined financial statements of ZDNet, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
February 10, 1999